Exhibit 3.2
~~THIRD~~ FOURTH AMENDED AND RESTATED BYLAWS
OF
INGEVITY CORPORATION
EFFECTIVE AS OF ~~JULY 25, 2022~~ October 22, 2024
ARTICLE I
MEETINGS OF STOCKHOLDERS
Section 1.1 Place of Meetings. The annual meeting of stockholders for the election of directors and all special meetings for that or for any other purpose shall be held at such time and place, either within or without the State of Delaware as may from time to time be designated by the Board of Directors. The Board of Directors may, in its sole discretion, determine that such meeting shall, in addition to or instead of a physical meeting, be held by means of remote communication (including virtually) as provided under the Delaware General Corporation Law.
Section 1.2 Annual Meetings. The annual meeting of stockholders for elections of directors, and for the transaction of such other business as may be required or authorized to be transacted by stockholders, shall be held on such date and time as designated from time to time by the Board of Directors.
Section 1.3 Special Meetings. A special meeting of stockholders for any purpose may be called at any time only by a majority of the Board of Directors, by the chair of the Board of Directors (the “Chair of the Board”), by the Chief Executive Officer or by the holders of at least 50 percent of the voting power of the then outstanding common stock, par value $0.01 per share, of the Corporation. Stockholders may call a special meeting of stockholders in accordance with the foregoing by delivering to the Secretary notice of such request (which notice shall include the purpose for which such special meeting is being called) signed by the holders of the required percentage of shares. If the stockholders call a special meeting of stockholders in accordance with the foregoing, the Board of Directors shall have the exclusive right and power to do the following with respect to such special meetings: (a) fix the record date for the determination of whether the holders of the required percentage of shares has called a special meeting, (b) fix the date and time of such special meeting which date shall be no more than 180 days after the date on which the Secretary received notice of the request for a special meeting and (c) fix the record date for determining the stockholders entitled to vote at the special meeting, in accordance with Section 6.4 of these Bylaws. At any such special meeting the only business transacted shall be in accordance with the purposes specified in the notice calling such meeting.
Section 1.4 Notice of Meetings. Except as may otherwise be provided by statute or the Certificate of Incorporation, the Secretary or an Assistant Secretary shall cause written notice of the place, date and hour for holding each annual and special meeting of stockholders to be given not less than ten days nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting by mailing the notice, postage prepaid, to the stockholder at such stockholder’s post office address as it appears on the records of the Corporation. Notice of each special meeting shall contain a statement of the purpose or purposes for which the meeting is called. Except as otherwise provided by statute, no notice of an adjourned meeting need be given other than by announcement at the meeting which is being adjourned of the time and place of the adjourned meeting.
Section 1.5 Postponement. Any previously scheduled annual or special meeting of stockholders may be postponed by resolution of the Board of Directors, upon public notice given prior to the date scheduled for such meeting.
Section 1.6 Quorum. The holders of shares of the outstanding stock of the Corporation representing a majority of the total votes entitled to be cast at any meeting of stockholders, if present in person or by proxy, shall constitute a quorum for the transaction of business unless a larger proportion shall be required by statute or the Certificate of Incorporation. The chair of a meeting (the “Chair of a meeting”) of stockholders may adjourn such meeting from time to time, whether or not there is a quorum of stockholders at such meeting. In the absence of a quorum at any stockholders’ meeting, the stockholders present in person or by proxy and entitled to vote may, by majority vote, adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting, at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called. The lack of the required quorum at any meeting of stockholders for action upon any particular matter, shall not prevent action at such meeting upon other matters which may properly come before the meeting, if the quorum required for taking action upon such other matters shall be present.

Exhibit 3.2
Section 1.7 Chair; Secretary; Conduct of Meetings.
(A) The Chair of the Board shall call meetings of the stockholders to order and shall act as Chair of such meeting. If there is no Chair of the Board, or in the event of the Chair’s absence or disability, the president of the Corporation (the “President”), or in the event of the President’s absence or disability, one of the Executive Vice Presidents (in order of first designation as an Executive Vice President) present, or in absence of all Executive Vice Presidents, one of the Senior Vice Presidents (in order of first designation as a Senior Vice President) present, or in the absence also of all Senior Vice Presidents, one of the Vice Presidents (in order of first designation as a Vice President) present, shall call meetings of the stockholders to order and shall act as Chair thereof. The Secretary of the Corporation, or any person appointed by the Chair of the meeting, shall act as Secretary of the meeting of stockholders.
(B) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the Chair of the meeting. The Board of Directors may adopt such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board of Directors, the Chair of the meeting shall have the right and authority to convene and to adjourn the meeting to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the Chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants and (vi) restrictions on the use of cell phones, audio or video recording devices and similar devices at the meeting. Unless and to the extent determined by the Board of Directors or the Chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 1.8 Inspectors of Election. The Board of Directors in advance of any meeting of stockholders shall appoint one or more inspectors of election to act at such meeting or any adjournment thereof. In the event of the failure of the Board of Directors to make such appointment(s), or if any inspector shall for any reason fail to attend or to act at any meeting, or shall for any reason cease to be an inspector before completion of such inspector’s duties, the appointment(s) shall be made by the Chair of the meeting.
Section 1.9 Voting. At each meeting of the stockholders each stockholder entitled to vote thereat shall, except as otherwise provided in the Certificate of Incorporation, be entitled to one vote in person or by proxy for each share of the stock of the Corporation registered in such stockholder’s name on the books of the Corporation on the date fixed pursuant to Section 6.4 of these Bylaws as the record date fixed for such meeting.
At each meeting of the stockholders at which a quorum is present, all matters (except as otherwise provided in Section 2,2, 2.3 or Section 7.7 of these Bylaws, in the Certificate of Incorporation, or by statute) shall be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter.
The Board of Directors, in its discretion, or the Chair of the meeting, in the Chair’s discretion, may require that any votes cast at such meeting shall be by written ballot.
Section 1.10 Meeting Required. Any action by stockholders of the Corporation shall be taken at a meeting of stockholders and no corporate action may be taken by written consent of stockholders entitled to vote upon such action.
Section 1.11 Notification of Proposals and Nominations.
(A) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only: (i) solely with respect to the proposal of business (and not with respect to nominations of persons for election to the Board of Directors), pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder

Exhibit 3.2
of the Corporation who is a stockholder of record (x) at the time of giving of notice provided for in this Bylaw, (y) on the record date for the determination of stockholders of the Corporation entitled to vote at the meeting and (z) at the time of such meeting and who complies with the notice procedures set forth in this Section 1.11.
(B) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 1.11(A)(iii), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting, provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the seventh day following the day on which public announcement of the date of such meeting is first made by the Corporation. With respect to a special meeting of stockholders to be held for the purpose of electing directors, to be timely, a stockholder’s notice of any nomination (i) shall be delivered to the Secretary of the Corporation not later than the close of business on the seventh day following the date on which public announcement of the date of such special meeting is first made by the Corporation and (ii) must comply with the notice procedures set forth in Section 1.11(C)-(I). In no event shall the public announcement of an adjournment or postponement of an annual or special meeting commence a new time period for the giving of a stockholder’s notice as described above. For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these Bylaws.
(C) Such stockholder’s notice pursuant to this Section 1.11 shall set forth:
(1) as to any business that the stockholder proposes to bring before the meeting, (a) a brief description of the business desired to be brought before the meeting, (b) the text, if any, of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (c) the reasons for conducting such business at the meeting and any material interest in such business of such Holder and any ~~Stockholder Associated~~ Related Person (as such terms are defined below) and (d) a description of all agreements, arrangements and understandings between such Holder and any ~~Stockholder Associated Proposal~~ Related Person and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;
(2) as to the stockholder giving the notice (the “Noticing Stockholder”) and the beneficial owner, if any, on whose behalf the proposal is made (collectively with the Noticing Stockholder, the “Holders” and each, a “Holder”) (a) the name and address of each Holder, as they appear on the Corporation’s books, and the name and address of any ~~Stockholder Associated~~ Related Person, (b) (i) the class and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by each Holder and ~~Stockholder Associated~~ Related Person (provided, that for purposes of this Section 1.11, any such person shall in all events be deemed to beneficially own any shares of the Corporation as to which such person has the right to acquire beneficial ownership of at any time in the future), (ii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class of shares of the Corporation or with a value derived in whole or in part from the value of any class of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class of capital stock of the Corporation or otherwise (a “Derivative Instrument”) ~~directly or indirectly~~owned beneficially by such Holder and any ~~Stockholder Associated~~Related Persona~~nd any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation~~, (iii) any proxy, contract, agreement,arrangement~~,~~or understanding~~, or relationship~~ pursuant to which each Holder and any ~~Stockholder Associated~~Related Person has a right to vote or has granted a right to vote any shares of any security of the Corporation, (iv) any “Short Interest” held by each Holder and any S~~tockholder Associated Person presently or within~~

Exhibit 3.2
~~the last 12 months~~Related Person in a security of the Corporation (for purposes of these Bylaws a person shall be deemed to have a “Short Interest” in a security if such person~~directly or indirectly~~, through any contract, agreement,arrangement,or understanding~~, relationship or otherwise~~, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security~~),~~) and (v) any agreement, arrangement or understanding (including any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) between and among each Holder and/or any ~~Stockholder Associated~~Related Person, on the one hand, and any ~~person acting in concert with any such~~otherperson, on the other hand, with the intent to~~, or the effect of which may be to,~~ transfer to or from any such person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation or to increase or decrease the voting power of any such person with respect to any security of the Corporation, (~~vi) any direct or indirect legal, economic or financial interest (including Short Interest) of each Holder and any Stockholder Associated Person in the outcome of any vote to be taken (x) at any annual meeting or special meeting or (y) any meeting of stockholders of any other entity with respect to any matter that is related, directly or indirectly, to any nomination or business proposed by any Holder under this Bylaw, (vii) any rights to dividends on any security of the Corporation owned beneficially by each Holder and any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (viii) any proportionate interest in any security of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any Holder or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner or is the managing member or directly or indirectly, beneficially owns any interest in the manager or managing member of a limited liability company or similar entity, (ix) any performance-related fees (other than an asset-based fee) that each Holder and any Stockholder Associated Person is entitled to based on any increase or decrease in the value of any security of the Corporation or Derivative Instruments, if any, as of the date of such notice, and (x) any direct or indirect legal, economic or financial interest (including Short Interest) in any principal competitor of the Corporation held by each Holder and any Stockholder Associated Person (the foregoing clauses (2)(b)(i) through 2(b)(x~~the foregoing clauses (2)(b)(i) through 2(b)(v) of this Section 1.11(C) shall be referred to as the “Ownership Information”), (c) a representation by the Noticing Stockholder that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting, will continue to be a stockholder of record of the Corporation entitled to vote at such meeting through the date of such meeting and intends (or a qualified representative thereof intends)to appear in person or by proxy at the meeting to propose such business or nomination, (d) a representation as to whether any Holder and/or any ~~Stockholder Associated~~Related Person intends or is part of a group which intends (X) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect any nominee (Y) otherwise to solicit proxies from stockholders in support of such proposal or nomination or nominations or (Z) to solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (e) ~~a certification that each Holder and any Stockholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares or other securities of the Corporation and such person’s acts or omissions as a stockholder of the Corporation, (f)~~the names and addresses of other stockholders (including beneficial owners) known ~~by any of the Holder or Stockholder Associated Person to~~to financially support such proposal or nomination or nominations, and to the extent known the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s), (~~g~~f) a representation as to the accuracy of the information set forth in the notice, and (~~h~~g) any other information relating to such Holder and any ~~Stockholder Associated~~Related Person, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the

Exhibit 3.2
Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations promulgated thereunder; and
(3) as to each person to be nominated for election or reelection to the Board of Directors: (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person (present and for the past five years), (c) the Ownership Information for such person ~~and any member of the immediate family of such person, or any Affiliate or Associate of such person, or any person acting in concert therewith, (d) a~~as though such person were the “Holder”, (d) a materially complete and accurate description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings (whether written or oral) ~~during the past three years,~~and any other material relationships, between or among any Holder and/or any ~~Stockholder Associated~~Related Person, on the one hand, and each proposed nominee~~, and~~or such nominee’s respective Affiliates and Associates, ~~or others acting in concert therewith,~~on the other hand, ~~including~~which shall include, without limitation, all biographical and related party information that would be required to be disclosed pursuant to federal and state securities laws, including, Rule 404 promulgated under Regulation S-K, if the Holder or any ~~Stockholder Associated~~Related Person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (e) all other information regarding each nominee of the Holders that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (~~including~~which shall include such ~~person’s~~nominee’s written consent to being named in the Corporation’s proxy statement and accompanying proxy card as a nominee), (f) the consent of each nominee to serve as a director of the Corporation for a full term if so elected and (g) with respect to each nominee for election or reelection to the Board of Directors, a completed and signed questionnaire, representation and agreement and any and all information, in each case as required by Section 1.11(D).
(D) To be eligible to be a nominee for election or reelection as a director, a proposed nominee must deliver in writing (in accordance with the time periods prescribed for delivery of notice under this Section 1.11) to the Secretary (i) a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within five business days) and (ii) a written representation and agreement (in the form provided by the Secretary upon written request of any stockholder of record identified by name within five business days) that such person (a) is not and will not become a party to (1) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law,and (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation~~, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director, and will comply with all applicable rules of the exchanges upon which the securities of the Corporation are listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.~~.
(E) A Noticing Stockholder shall further update and supplement its notice of any nomination or other business proposed to be brought before an annual meeting or special meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to Section 1.11 shall be true and correct (i) as of the record date for the meeting and (ii) as of the date that is ten business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof. Such update and supplement shall be delivered to the Secretary not later than three business days after the later of the record date or the date notice of the record date is first publicly announced (in the case of the update and supplement required to be made as of the record date for the meeting) and

Exhibit 3.2
not later than seven business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to the meeting), or any adjournment, recess, rescheduling or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof).
(F) The Corporation may also, as a condition to any such nomination or business being deemed properly brought before an annual meeting or special meeting, require any Holder or any proposed nominee to deliver to the Secretary, within five business days of any such request, such other information as may reasonably be requested by the Corporation, including, without limitation, such other information (i) as may be reasonably ~~required~~requested by the Board of Directors~~, in its sole discretion,~~ to determine (A) the eligibility of such proposed nominee to serve as a director and (B) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation and (ii) that the Board of Directors determines~~, in its sole discretion,~~ could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.
(G) Only such nominations shall be considered and such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.11. Except as otherwise provided by law, the Chair of the meeting shall have the power and duty to determine whether any proposed nomination or business was made or proposed in accordance with the procedures set forth in this Section 1.11 and, if any proposed nomination or business is determined not to be made in compliance with this Section 1.11, to declare that such defective nomination or proposal shall be disregarded. Notwithstanding anything to the contrary in these Bylaws, if the Noticing Stockholder (or a qualified representative of such stockholder) does not appear at the annual meeting or special meeting, as applicable, to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if any Holder or ~~Stockholder Associated~~Related Person (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed nominee and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Holder or ~~Stockholder Associated~~Related Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). Upon request by the Corporation, if any Holder or ~~Stockholder Associated~~Related Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Holder or ~~Stockholder Associated~~Related Person shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
(H) For purposes of this Section 1.11, (i) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act (ii) the “close of business” on a particular day shall mean 5:00 p.m. local time in North Charleston, South Carolina on such day, and if an applicable deadline falls on the close of business on a day that is not a business day, then the applicable deadline shall be deemed to be the close of business on the immediately preceding business day, (iii) “delivery” of any notice or materials by a stockholder as required to be “delivered” under this Section 1.11 shall be made by both (A) hand delivery, overnight courier service, or by certified or registered mail, return receipt required, in each case, to the Secretary at the principal executive offices of the Corporation and (B) electronic mail to the Secretary, (iv) “business day” shall mean each Monday, Tuesday, Wednesday, Thursday, and Friday that is not a day on which banking institutions in North Charleston, South Carolina are authorized or obligated by law or executive order to close, (v) “Affiliate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act, (vi) “Associate” shall have the meaning attributed to such term in Rule 12b-2 under the Exchange Act, and (vii) “~~Stockholder Associated~~Related Person” shall mean as to any Holder~~(a) any person acting in concert with~~, such Holder~~, (b) any person controlling, controlled by or under~~

Exhibit 3.2
~~common control with~~ andsuch ~~Holder or any of their respective~~Holder’s Affiliates and Associates~~, or person acting in concert therewith and (c) any member of the immediate family of such Holder or an affiliate or associate of such person~~.
(I) Notwithstanding the foregoing provisions of this Section 1.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.11. Nothing in this Section 1.11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.
ARTICLE II
BOARD OF DIRECTORS
Section 2.1 General Powers, Number; Vacancies; New Directorships: The business and property of the Corporation shall be managed and controlled by the Board of Directors. The Board of Directors shall consist of a number of directors to be determined from time to time only by resolution adopted by the Board of Directors.
Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, and unless the Board of Directors otherwise determines, any vacancy resulting from death, resignation, retirement, disqualification, removal from office or other cause, and any newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and any director so chosen shall hold office for the remainder of the term that was being served by the director whose absence creates the vacancy, or, in the case of a vacancy created by an increase in the number of directors, a term expiring at the next annual meeting of stockholders, and in each case until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the total number of directors which the Corporation would have if there were no vacancies shall shorten the term of any incumbent director.
Section 2.2 Election of Directors; Term of Office. Subject to Section 2.1 of this Article, directors shall be elected annually in the manner provided in these Bylaws. At each annual or special meeting of the stockholders for the election of directors, at which a quorum is present, each director shall be elected by the vote of the majority of the votes cast, provided that if as of a date that is fourteen (14) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section 2.2, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director.~~The Nominating and Governance Committee has established procedures under which any director who is not elected shall offer to tender such director’s resignation to the Chair of the Board and the Nominating and Governance Committee.~~
Section 2.3 Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, any director, or the entire Board of Directors, may be removed from office at any time by the affirmative vote of the holders of a majority of the voting power of the then outstanding Voting Stock, voting together as a single class.
Section 2.4 Place of Meetings. The Board of Directors may hold its meetings at such place or places, within or without the State of Delaware, as it may from time to time determine. In the absence of any such determination, such meetings shall be held at the principal business office of the Corporation. Any meeting may be held upon direction to the Secretary by the Chair of the Board, or, in the Chair’s absence, by the President at any place, provided that notice of the place of such meeting, whether regular or special, shall be given in the manner provided in Section 2.7 of this Article unless such notice is not required by reason of Section 2.5 of these Bylaws.
Section 2.5 Regular Meetings. Regular meetings of the Board of Directors shall be held in each year on such dates as a resolution of the Board of Directors may designate at the beginning of each year. Any regular meeting of the Board may be dispensed with upon order of the Board of Directors, or by the Chair of the Board, or, in the Chair’s absence, the President if notice thereof is given to each director at least one day prior to the date scheduled for the meeting. If any day fixed for a regular meeting shall be a legal holiday, then such meeting shall be held on the next succeeding business day not a legal holiday. No notice shall be required for any regular meeting of the Board, except that notice of the place of such meeting shall be given (as provided in Section 2.7) if such meeting

Exhibit 3.2
is to be held at a place other than the principal business office of the Corporation or if the meeting is held on a date other than that established at the beginning of each year by a resolution of the Board of Directors.
Section 2.6 Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the direction of the Chair of the Board, the Chief Executive Officer, an Executive Vice President, or a majority of the Board of Directors then in office.
Section 2.7 Notice of Special Meetings. Notice of the place, day and hour of every special meeting of the Board of Directors and, if required by Section 2.5 of these Bylaws, of a regular meeting of the Board of Directors shall be given by the Secretary or an Assistant Secretary to each director at least twelve hours before the meeting, by electronic transmission, by telephone, telegraph or cable, telecopier or e-mail, or by delivery to such director personally or to such director’s residence or usual place of business, or by mailing such notice at least three days before the meeting, postage prepaid, to such director at such director’s last known post office address according to the records of the Corporation. Except as provided by statute, or by Section 4.3 or Section 7.7 of these Bylaws, such notice need not state the business to be transacted at any special meeting. No notice of any adjourned meeting of the Board of Directors need be given. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 7.6 of these Bylaws. For purposes of this Section 2.7, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such recipient through an automated process or that otherwise may be permitted as an electronic transmission by the Delaware General Corporation law, as amended from time to time.
Section 2.8 Quorum and Manner of Acting. A whole number of directors equal to at least a majority of the total number of directors as determined by resolution in accordance with Section 2.1, regardless of any vacancies, shall constitute a quorum for the transaction of business at any meeting except to fill vacancies in accordance with Section 2.1 of this Article, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise provided by statute or these Bylaws. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice until a quorum be had. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally scheduled. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.
Section 2.9 Chair; Secretary. At each meeting of the Board of Directors, the Chair of the Board shall act as Chair of such meeting. If there is no Chair of the Board, or in the event of the Chair’s absence or disability, the Lead Independent Director or in the Lead Independent Director’s absence or disability, the President or in the President’s absence or disability, one of the Executive Vice Presidents who is also a director, or in their absence, a director chosen by a majority of the directors present, shall act as Chair. The Secretary, or in the Secretary’s absence or disability, an Assistant Secretary, or any person appointed by the Chair of the meeting, shall act as Secretary of the meeting.
Section 2.10 Compensation. Each director except a director who is an active employee of the Corporation in receipt of a salary shall be paid such sums as director’s fees as shall be fixed by the Board of Directors. Each director may be reimbursed for all expenses incurred in attending meetings of the Board of Directors and in transacting any business on behalf of the Corporation as a director. Nothing in this Section 2.10 shall be construed to preclude a director from serving the Corporation in any other capacity and receiving compensation therefor.
Section 2.11 Indemnification and Insurance. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that such person or a person of whom such person is the legal representative is or was, at any time during which these Bylaws are in effect (whether or not such person continues to serve in such capacity at the time any indemnification or payment of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation (hereinafter, an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity while

Exhibit 3.2
serving as a director, officer, trustee, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; provided, however, that except as provided in paragraph (C) of this Bylaw, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Bylaw shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in such person’s capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter, the “undertaking”) by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such director or officer is not entitled to be indemnified for such expenses under this Bylaw or otherwise. The rights conferred upon indemnitees in this Bylaw shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.
(B) To obtain indemnification under this Bylaw, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this paragraph (B), a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a “Change of Control” as defined in the Corporation’s current equity compensation plan, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.
(C) If a claim under paragraph (A) of this Bylaw is not paid in full by the Corporation within sixty (60) days after a written claim pursuant to paragraph (B) of this Bylaw has been received by the Corporation (except in the case of a claim for advancement of expenses, for which the applicable period is twenty (20) days), the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination

Exhibit 3.2
prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such claimant has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
(D) If a determination shall have been made pursuant to paragraph (B) of this Bylaw that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to paragraph (C) of this Bylaw.
(E) The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to paragraph (C) of this Bylaw that the procedures and presumptions of this Bylaw are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Bylaw.
(F) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Bylaw shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise. Any amendment, modification, alteration or repeal of this Bylaw that in any way diminishes or adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission that took place prior to such amendment or repeal.
(G) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. To the extent that the Corporation maintains any policy or policies providing such insurance, each such director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in paragraph (H) of this Bylaw, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage thereunder for any such director, officer, employee or agent.
(H) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Bylaw with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.
(I) If any provision or provisions of this Bylaw shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Bylaw (including, without limitation, each portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Bylaw (including, without limitation, each such portion of any paragraph of this Bylaw containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
(J) For purposes of this Bylaw:
(1) “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.
(2) “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Bylaw.
(K) Any notice, request or other communication required or permitted to be given to the Corporation under this Bylaw shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or

Exhibit 3.2
courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.
Section 2.12 The Chair of the Board. The Chair of the Board shall be chosen from the Board of Directors. The Chair of the Board shall preside at all meetings of the stockholders in accordance with Section 1.7 of these Bylaws and preside at all meetings of the Board of Directors. In addition, if the Chair of the Board is an independent director, the Chair of the Board shall preside at and schedule all executive sessions of the independent directors. The Chair of the Board shall provide oversight, direction and leadership to the Board of Directors and facilitate communication among directors and the regular flow of information between management and directors. The Chair of the Board shall provide input to the Leadership Development and Compensation Committee and to the Nominating and Governance Committee, as appropriate, with respect to the performance evaluation process of the Chief Executive Officer, annual board performance self-evaluation process and management and Board of Directors succession planning. In addition, the Chair of the Board shall exercise such other powers and perform such other duties as may be assigned by the Board of Directors.
Section 2.13 Lead Independent Director. If the Board of Directors has not made a determination that the Chair of the Board is an independent director of the Corporation under applicable stock exchange rules and any applicable law, the Board of Directors shall appoint from among the directors with respect to whom the Board of Directors has made such an independence determination, a Lead Independent Director.
The Lead Independent Director shall preside at all meetings of the Board of Directors at which the Chair of the Board is not present, including executive sessions of the independent directors, have the authority to call meetings of the independent directors, serve as liaison between the Chair of the Board and the independent directors, and, if requested by a major shareholder, ensure that he or she is available for consultation and direct communication.
ARTICLE III
COMMITTEES
Section 3.1 Committees of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Such resolution shall specify a designation by which a committee shall be known, shall fix its powers and authority, and may fix the term of office of its members. Any such committee, to the extent provided in the resolution of the Board of Directors, or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; except as otherwise provided by statute. The Board of Directors shall establish the following Committees: the Audit Committee, the Leadership Development and Compensation Committee, the Nominating and Governance Committee and the Executive Committee.
Section 3.2 Removal; Vacancies. The members of committees of directors shall serve at the pleasure of the Board of Directors. Any member of a committee of directors may be removed at any time and any vacancy in any such committee may be filled by majority vote of the whole Board of Directors.
Section 3.3 Compensation. The Board of Directors may by resolution determine from time to time the compensation, if any, including reimbursement for expenses, of members of any committee of directors for services rendered to the Corporation as a member of any such committee.
ARTICLE IV
OFFICERS
Section 4.1 Number. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer. Officers of the Corporation may also include a Controller, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers. One or more persons may hold any two of such offices. The Chief Executive Officer of the Corporation will also serve as the President of the Corporation. Subject to the direction of the Board of Directors, the Chief Executive Officer shall have general supervision of the business and affairs of the Corporation and over its officers, employees and agents with such powers and duties incident to being Chief Executive Officer of

Exhibit 3.2
a corporation, and as are provided for in these Bylaws. In addition, the Chief Executive Officer shall exercise such other powers and perform such other duties as may be assigned by the Board of Directors. The Board of Directors may add additional titles to any office to indicate seniority or additional responsibility.
Section 4.2 Election; Term of Office and Qualifications. The officers shall be chosen annually by the Board of Directors at its first regular meeting following the annual meeting of stockholders and each shall hold office until the corresponding meeting in the next year and until such officer’s successor shall have been elected and shall qualify, or until such officer’s earlier death or resignation or until such officer shall have been removed in the manner provided in Section 4.3. Any vacancy in any office shall be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.
Section 4.3 Removal. Any officer may be removed from office, either with or without cause, by the majority of the whole Board of Directors at a special meeting called for that purpose, or at a regular meeting.
Section 4.4 Salaries. The Board of Directors shall have authority to determine any and all salaries of employees of the Corporation. The Board may by resolution authorize a committee of directors (none of whom shall be an officer or employee of the Corporation) to fix any such salaries. Salaries not determined by the Board of Directors, or by a committee of directors, may be fixed by the Chief Executive Officer.
Section 4.5 The President. The President shall have all powers and perform all duties incident to the office of the President as are provided for in these Bylaws and shall exercise such other powers and perform such other duties (in addition to the President’s duties as Chief Executive Officer) as may be assigned to the President by the Board of Directors.
Section 4.6 The Vice Presidents. The Vice Presidents shall have such powers and perform such duties as are provided for them in these Bylaws and as may be assigned to them, or any of them, by the Board of Directors or the President. The Executive Vice Presidents (in order of first designation as an Executive Vice President), in the event of the death or disability of the President, shall perform all the duties of the President and when so acting shall have the powers of the President. In the event of the death or disability of the President and all Executive Vice Presidents, the available Senior Vice President (in order of first designation as a Senior Vice President), or in the event of the death or disability also of all Senior Vice Presidents, the Vice President who is available and was first elected a Vice President prior to all other available Vice Presidents shall perform all the duties of the President and when so acting shall have the powers of the President. A Vice President performing the duties and exercising the powers of the President shall perform the duties and exercise the powers of the Chief Executive Officer.
Section 4.7 The Assistant Vice Presidents. The Assistant Vice Presidents shall have such powers and perform such duties as may be assigned to them, or any of them, by the Board of Directors or the Chief Executive Officer.
Section 4.8 The Secretary. The Secretary shall keep, or cause to be kept in books provided for the purpose, the minutes of the meeting of stockholders and of the Board of Directors and any minutes of Committees of the Board of Directors; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by statute; shall be custodian of the records and of the corporate seal or seals of the Corporation; and shall cause the corporate seal to be affixed to any document the execution of which, on behalf of the Corporation, under its seal, is duly authorized and when so affixed, may attest the same. The Secretary shall have all powers and perform all duties incident to the office of a secretary of a corporation and as are provided for in these Bylaws and shall exercise such other powers and perform such other duties as may be assigned by the Board of Directors, or, as to matters not related to the Board of Directors, the Chief Executive Officer or, as to matters related to the Board of Directors, the Chair of the Board.
Section 4.9 The Assistant Secretaries. In the absence or disability of the Secretary, the Assistant Secretary designated by the Secretary shall perform all the duties of the Secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary. The Assistant Secretaries shall exercise such powers and perform such duties as are provided for them in these Bylaws and as may be assigned to them, or any of them, by the Board of Directors, the Chief Executive Officer or the Secretary.
Section 4.10 The Treasurer. The Treasurer shall have general charge of and general responsibility for all funds, securities, and receipts of the Corporation and shall deposit, or cause to be deposited, in the name of the

Exhibit 3.2
Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall from time to time be designated in accordance with Section 5.2 of these Bylaws. The Treasurer shall have all powers and perform all duties incident to the office of a treasurer of a corporation and as are provided for in these Bylaws and shall exercise such other powers and perform such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.
Section 4.11 The Assistant Treasurers. In the absence or disability of the Treasurer, the Assistant Treasurer designated by the Treasurer shall perform all the duties of the Treasurer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. The Assistant Treasurers shall exercise such powers and perform such duties as are provided for them in these Bylaws and as may be assigned to them, or any of them, by the Board of Directors, the Chief Executive Officer or the Treasurer.
Section 4.12 The Controller. The Controller shall have general charge and supervision of financial reports; the Controller shall maintain adequate records of all assets, liabilities and transactions of the Corporation; the Controller shall keep the books and accounts and cause adequate audits thereof to be made regularly; the Controller shall exercise a general check upon the disbursements of funds of the Corporation; and in general shall perform all duties incident to the office of a controller of a corporation, and shall exercise such other powers and perform such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.
Section 4.13 The Assistant Controllers. In the absence or disability of the Controller, the Assistant Controller designated by the Controller shall perform all the duties of the Controller and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Controller. The Assistant Controllers shall exercise such other powers and perform such other duties as from time to time may be assigned to them, or any of them, by the Board of Directors, the Chief Executive Officer or the Controller.
ARTICLE V
AUTHORITY TO ACT AND SIGN FOR THE CORPORATION
Section 5.1 Contracts, Agreements, Checks and Other Instruments. Except as may be otherwise provided by statute or by the Board of Directors, the President, any Vice President, the Secretary, the Treasurer, and each of them, may make, sign, endorse, verify, acknowledge and deliver, in the name and on behalf of the Corporation, all deeds, leases and other conveyances, contracts, agreements, checks, notes, drafts and other commercial paper, bonds, assignments, bills of sale, releases, reports and all other instruments and documents deemed necessary or advisable by the officer or officers executing the same for carrying on the business and affairs of the Corporation, subject, however, to Section 5.4 relating to stock certificates of the Corporation, to Section 5.5 relating to execution of proxies and to Section 5.6 relating to securities held by the Corporation.
Section 5.2 Bank Accounts; Deposits; Checks, Drafts and Orders Issued in the Corporation’s Name. Except as otherwise provided by the Board of Directors, any two of the following officers: the President, any Vice President, and the Treasurer may from time to time, (1) open and keep in the name and on behalf of the Corporation, with such banks, trust companies or other depositories as they may designate, general and special bank accounts for the funds of the Corporation, (2) terminate any such bank accounts and (3) select and contract to rent and maintain safe deposit boxes with depositories as they may designate and terminate such contracts and authorize access to any safe deposit box by any two employees designated for such purposes, at least one of whom shall be an officer, and revoke such authority. Any such action by two of the officers as specified above shall be made by an instrument in writing signed by such two officers.
All funds and securities of the Corporation shall be deposited in such banks, trust companies and other depositories as are designated by the Board of Directors or by the aforesaid officers in the manner hereinabove provided, and for the purpose of such deposits, the President, any Vice President, the Secretary, the Treasurer or an Assistant Treasurer, and each of them, or any other person or persons authorized by the Board of Directors, may endorse, assign and deliver checks, notes, drafts, and other orders for the payment of money which are payable to the Corporation. Except as otherwise provided by the Board of Directors, all checks, drafts or orders for the payment of money, drawn in the name of the Corporation, may be signed by the President, any Executive or Senior Vice President, the Secretary or the Treasurer or by any other officers or any employees of the Corporation who shall from time to time be designated to sign checks, drafts, or orders on all accounts or on any specific account of the

Exhibit 3.2
Corporation by an “instrument of designation” signed by any two of the following officers: the President, any Executive or Senior Vice President, and the Treasurer.
Section 5.3 Delegation of Authority. The Board of Directors, the President, any Vice President, the Treasurer or the Secretary may appoint such managers and attorneys and agents of the Corporation (who also may be employees of the Corporation) as may be deemed desirable who shall serve for such periods, have such powers, bear such titles and perform such duties as the Board of Directors, the President, any Vice President, the Treasurer or the Secretary may from time to time prescribe.
Section 5.4 Stock Certificates. All certificates of stock issued by the Corporation shall be executed in accordance with Section 6.1 of these Bylaws.
Section 5.5 Voting of Stock in Other Corporations. Stock in other corporations, which may from time to time be held by the Corporation, may be represented and voted at any meeting of stockholders of such other corporation by proxy executed in the name of the Corporation by the President, any Executive Vice President or the Treasurer, with the corporate seal affixed and attested by the Secretary.
Section 5.6 Sale and Transfer of Securities. The President or any Executive or Senior Vice President, the Treasurer or the Secretary are authorized to sell, transfer, endorse and assign any and all shares of stock, bonds and other securities owned by or standing in the name of the Corporation. The executing officers or officer may execute and deliver in the name and on behalf of the Corporation any instrument deemed necessary or advisable by the executing officers or officer to accomplish such transactions.
ARTICLE VI
STOCK
Section 6.1 Certificates of Stock. Shares of stock shall be uncertificated unless the Board of Directors by resolution determines otherwise. Where the Board of Directors determines to issue certificates, such certificates shall be in such form as shall be required by applicable law and as determined by the Board of Directors and shall be signed by the President or an Executive Vice President and the Secretary and sealed with the seal of the Corporation. Where such certificate is signed by a transfer agent and by a registrar, the signatures of Corporation officers and the corporate seal may be facsimile, engraved or printed. In case any officer who shall have signed, or whose facsimile signature shall have been used on any such certificate, shall cease to be such officer of the Corporation, whether caused by death, resignation or otherwise, before such certificate shall have been delivered by the Corporation, such certificate shall nevertheless be deemed to have been adopted by the Corporation and may be issued and delivered as though the person who signed the same, or whose facsimile signature shall have been used thereon, had not ceased to be such officer of the Corporation. The certificates for shares of the capital stock of the Corporation shall be in such forms as shall be approved by the Board of Directors.
Section 6.2 Transfer of Stock. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof, in person or by duly authorized attorney, upon the surrender of the certificate, properly endorsed, representing the shares to be transferred.
Section 6.3 Transfer Agents and Registrars. The Corporation may have a transfer agent and a registrar of its stock for different locations appointed by the Board of Directors from time to time. The Board of Directors may direct that the functions of transfer agent and registrar be combined and appoint a single agency to perform both functions at one or more locations. Duties of the transfer agent, registrar and combined agency may be defined from time to time by the Board of Directors. No certificate of stock shall be valid until countersigned by a transfer agent and until registered by a registrar even if both functions are performed by a single agency.
Section 6.4 Record Dates. The Board of Directors shall have power to fix in advance a record date to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action and such record date shall not be more than sixty nor less than ten days before the date of any meeting, nor more than sixty days prior to any other action.
Section 6.5 Electronic Securities Recordation. Notwithstanding the provisions of Section 6.1 of this Article VI, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other

Exhibit 3.2
means not involving any issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.
ARTICLE VII
SUNDRY PROVISIONS
Section 7.1 Offices. The Corporation’s registered office shall be in the City of Wilmington, County of New Castle. The Corporation may also have other offices at such other places as the business of the Corporation may require.
Section 7.2 Seal. The corporate seal of the Corporation shall have inscribed thereon the following words and figures: “Ingevity Corporation 2015 Incorporated Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced. A duplicate seal or duplicate seals may be provided and kept for the necessary purposes of the Corporation.
Section 7.3 Books and Records. The Board of Directors may determine from time to time whether, and, if allowed, when and under what conditions and regulations, the books and records of the Corporation, or any of them, shall be open to the inspection of stockholders, and the rights of stockholders in this respect are and shall be limited accordingly (except as otherwise provided by statute). Under no circumstances shall any stockholder have the right to inspect any book or record or receive any statement for an improper or illegal purpose. Subject to the provisions of statutes relating thereto, the books and records of the Corporation may be kept outside the State of Delaware at such places as may be from time to time designated by the Board of Directors.
Section 7.4 Fiscal Year. Unless otherwise ordered by the Board of Directors, the fiscal year of the Corporation shall be twelve calendar months beginning on the first day of January in each year.
Section 7.5 Independent Public Accountants. The Audit Committee of the Board of Directors shall appoint annually an independent public accountant or firm of independent public accountants to audit the books of the Corporation for each fiscal year; this appointment shall be subject to shareholder ratification at the annual meeting next succeeding the appointment.
Section 7.6 Waiver of Notice. Any shareholder or director may waive any notice required to be given by law or by the provisions of the Certificate of Incorporation or by these Bylaws; provided that such waiver shall be in writing and signed by such shareholder or director or by the duly authorized attorney of the shareholder, either before or after the meeting, notice of which is being waived.
Section 7.7 Amendments. The Board of Directors shall have power to make, alter and amend any Bylaws of the Corporation by a vote of a majority of the whole Board at any regular meeting of the Board of Directors, or any special meeting of the Board of Directors if notice of the proposed Bylaw, alteration or amendment be contained in the notice of such special meeting; provided, however, that no Bylaw shall be deemed made, altered or amended, by the Board of Directors unless the resolution authorizing the same shall specifically state that a Bylaw is thereby being made, altered or amended. Except as otherwise provided in these Bylaws or the Certificate of Incorporation, the stockholders of the Corporation may make, alter, amend or repeal any Bylaws of the Corporation at any annual or special meeting at which a majority of the total votes entitled to be cast at such meeting is present in person or by proxy by the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting, when notice of any such proposed addition, alteration, amendment or repeal shall have been given in the notice of such meeting; provided, that, notwithstanding anything to the contrary in these Bylaws, Section 1.3, Section 2.1, Section 2.10, Section 2.11 or this last sentence of this Section 7.7 may be modified, amended or repealed, and any Bylaw provision inconsistent with such provisions may be adopted, by the stockholders of the Corporation only by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.
Section 7.8 Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Certificate of Incorporation or these Bylaws (as either may

Exhibit 3.2
be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).